EXHIBIT 32.2

Certificate of Principal Accounting Officer as required by 18 U.S.C. Section
1350

      In connection with the accompanying amended Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2006 (the "Report") of Aurora Oil & Gas Corporation ("Aurora") as filed with the Securities and Exchange Commission on October 18, 2006, I, Ronald E. Huff, Chief Financial Officer (Principal Financial and Principal Accounting Officer) of Aurora, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Aurora.



October 18, 2006              By:  /s/ Ronald E. Huff
                                   ---------------------------------------------
                                   Ronald E. Huff, Chief Financial Officer
                                   (Principal Financial and Principal Accounting
                                   Officer)

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Aurora Oil & Gas Corporation and will be retained by Aurora Oil & Gas Corporation and furnished to the Securities and Exchange Commission or its staff upon request.